MELLON INVESTOR SERVICES
STOCK POWER FORM

FOR VALUE RECEIVED, I/we hereby sell, assign and transfer to (1):	02-0675916
Social Security # or Tax I.D. # of New Owner.

(2)	Aequitas Commercial Finance, LLC
Print/Type all Names & Address of NEW OWNERS, Indicate if joint, trust or custodian account

5300 Meadows Road, Suite 400

Lake Oswego	OR	97035
City	State	Zip Code

Transfer (3)        963,000             certificate shares represented by the enclosed certificate number(s) (4)                MG 5711 and MG 6057     , AND/OR (5)                                   book-entry shares (including shares held for you in a dividend reinvestment or other plan).

Registered to (6)	JMW GROUP, LLC

Account Number (7)

The undersigned does (do) hereby irrevocably constitute and appoint Mellon Investor Services attorney to transfer the said stock on the books of              EnergyConnect Group, Inc.                     with full power of substitution in the
Company Name
premises.

Signature(s) of Registered Owners: Please sign as name appears on registration.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title of such.

(8)	/s/ Patricia J. Brown	Date:	12/31/09
Signature of registered holder or authorized representative
Patricia J. Brown, Senior VP, Finance of Aequitas
Capital Management, Inc., Manager of JMW Group, LLC

	Signature of Joint Owner	Telephone:	(503) 419-3500
Daytime number

Affix Medallion Signature Guarantee by a financial institution enrolled in an approved Medallion Program pursuant to S.E.C. Rule 17 Ad-15.